UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

American CareSource Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-33094	20-0428568
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1170 Peachtree Street, Suite 2350 Atlanta, Georgia 30309
(Address of Principal Executive Offices)

(404) 465-1000
(Registrant’s Telephone Number, Including Area Code) (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously reported, on July 31, 2015, ACSH Medical Management, LLC (“ACSH Management”), a wholly-owned subsidiary of the registrant, American CareSource Holdings, Inc. (the “Company”), entered into an asset purchase agreement (as amended, the “Asset Purchase Agreement”) with Medac Health Services, P.A. (“Medac”) and its shareholders to purchase certain assets used by Medac in the operation of its four urgent care centers in the greater Wilmington, North Carolina area (the foregoing transaction, the “Medac Asset Acquisition”). On December 15, 2015, the Medac Asset Acquisition was consummated.

At closing, and pursuant to the terms of the Asset Purchase Agreement, ACSH Management agreed to, among other things, (a) lease the purchased assets back to Medac, (b) assume or enter into new leases for the four centers and sublease them to Medac and (c) enter into a management services agreement with Medac. Medac retains control over all of the clinical aspects of the urgent care business, including the employment or engagement of all individuals whose duties include the rendition of medical care.

Under the terms of the management services agreement (the “Management Services Agreement”) entered into between Medac and ACSH Management on December 15, 2015, ACSH Management agreed to manage the non-clinical operations of the Medac centers and to assist in Medac’s provision of administrative and staffing services to an emergency medicine physician group, each in exchange for a fixed management fee, which fee may be adjusted by ACSH Management no more frequently than annually. The initial term of the Management Services Agreement is 10 years from the closing date, with an automatic renewal of 5 additional years unless either party provides written notice to the other at least 180 days before the expiration of the initial term. The Management Services Agreement also contains customary confidentiality, termination and indemnification provisions.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on August 6, 2015 and is hereby incorporated by reference. The foregoing description of the Management Services Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Management Services Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2015.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.01.

Pursuant to the Asset Purchase Agreement, the purchase price for the Medac Asset Acquisition was $5.7 million, with approximately $5.1 million payable in cash at closing and the balance of approximately $0.6 million payable in the form of a promissory note.

Certain financial statements and other information of Medac and the Company are filed herewith as Exhibits 99.1-99.3, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Items 1.01 and 2.01 above are incorporated by reference into this Item 2.03.

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In connection with the partial payment of the purchase price for the Medac Asset Acquisition, on December 15, 2015, a promissory note in the original principal amount of $560,000 was executed by ACSH Management in favor of Medac, with interest accruing at 5% per annum and maturing on June 15, 2017.

The foregoing description of the promissory note does not purport to be complete and is qualified in its entirety by the full text of the promissory note which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

(b)  Pro forma financial information.

(d)  Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of July 31, 2015, among Medac Health Services, P.A., the shareholders of Medac Health Services, P.A., Kevin E. Potts, MD, and ACSH Medical Management, LLC (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33094) filed with the Commission on August 6, 2015).

10.1	Promissory Note, dated as of December 15, 2015, between ACSH Medical Management, LLC and Medac Health Services, P.A.

23.1	Consent of LWBJ LLP.

99.1	Audited Medac Health Services, P.A. Financial Statements and Supplemental Information as of and for the years ended December 31, 2014 and 2013.

99.2	Unaudited Medac Health Services, P.A. Financial Statements and Supplemental Information, as of and for the nine months ended September 30, 2015.

99.3	Unaudited Pro Forma Financial Information of American CareSource Holdings, Inc. for the year ended December 31, 2014 and as of and for the nine months ended September 30, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2015

American CareSource Holdings, Inc.

By:	/s/ Adam S. Winger
Adam S. Winger
General Counsel, Secretary, Vice President of Acquisitions and Interim Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of July 31, 2015, among Medac Health Services, P.A., the shareholders of Medac Health Services, P.A., Kevin E. Potts, MD, and ACSH Medical Management, LLC (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33094) filed with the Commission on August 6, 2015).

10.1	Promissory Note, dated as of December 15, 2015, between ACSH Medical Management, LLC and Medac Health Services, P.A.

23.1	Consent of LWBJ LLP.

99.1	Audited Medac Health Services, P.A. Financial Statements and Supplemental Information as of and for the years ended December 31, 2014 and 2013.

99.2	Unaudited Medac Health Services, P.A. Financial Statements and Supplemental Information, as of and for the nine months ended September 30, 2015.

99.3	Unaudited Pro Forma Financial Information of American CareSource Holdings, Inc. for the year ended December 31, 2014 and as of and for the nine months ended September 30, 2015.

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